UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	000-09439	74-2157138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)   (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $1.00 par value	IBOC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 9, 2021, International Bancshares Corporation (“IBC”) issued a news release announcing that on August 3, 2021, IBC’s Board of Directors approved the early declaration of a sixty cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on August 20, 2021, payable on September 3, 2021, in lieu of the discretionary dividend that IBC has historically paid in October.

The news release announcing the cash dividend attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 8.01 of this report and the accompanying exhibits is also intended to be included under “Item 7.01 — Regulation Fair Disclosure,” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

99	News Release of International Bancshares Corporation dated August 9, 2021, entitled, “International Bancshares Corporation Announces Cash Dividend Increase”

EXHIBIT INDEX

Exhibit Number	Description
99	News Release of International Bancshares Corporation dated August 9, 2021, entitled, “International Bancshares Corporation Announces Cash Dividend Increase.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

August 9, 2021

4